Exhibit 99.1

Greif Reports Fiscal 2017 and Fourth Quarter Results
DELAWARE, Ohio (December 6, 2017) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced fiscal 2017 and fourth quarter results.
Fiscal Year Highlights Include (all results compared to the fiscal year 2016 unless otherwise noted):

•	Net sales increased by $314.6 million to $3,638.2 million.

•	Gross profit increased by $29.8 million to $714.7 million.

•
Operating profit increased by $46.8 million to $272.4 million, and operating profit before special items[1] increased by $26.7 million to $335.0 million. Operating profit before special items was negatively impacted by $5.3 million associated with adverse weather events and $4.6 million of professional advisory fees related to planning and execution of tax strategies not contemplated in our original guidance, which resulted in significant tax risk mitigation and tax savings.

•	Income tax expense increased by $0.7 million to $67.2 million, but our effective tax rate decreased from 47.1 percent to 33.5 percent despite the fiscal 2016 one time tax benefit.

•
Net income of $118.6 million or $2.02 per diluted Class A share compared to net income of $74.9 million or $1.28 per diluted Class A share. Net income, excluding the impact of special items, of $173.1 million or $2.95 per diluted Class A share compared to net income, excluding the impact of special items, of $143.5 million or $2.44 per diluted Class A share.

•	Cash provided by operating activities increased by $4.0 million to $305.0 million. Free cash flow[2] increased by $7.3 to $208.2 million.
“We continued to make Greif a stronger and more profitable business in 2017, with solid earnings and cash generation” said Pete Watson, Greif’s President and Chief Executive Officer. “Fiscal Year 2017 Class A earnings per share before special items rose by roughly 21 percent year over year; we generated more than $200 million in Free Cash Flow and returned nearly $100 million to shareholders. Our focus on customer service excellence continues to strengthen and we are driving a continuous improvement mindset to create stronger sustainable performance. Our plans for Fiscal 2018 and beyond remain focused on our teams being accountable to execute on our commitments and to deliver superior value to our customers and shareholders.”
Fourth Quarter Highlights Include (all results compared to the fourth quarter 2016 unless otherwise noted):

•	Net sales increased by $100.5 million to $968.1 million.

•	Gross profit decreased by $1.0 million to $182.4 million primarily related to adverse weather events.

•	Operating profit increased by $6.8 million to $60.4 million and operating profit before special items increased by $1.9 million to $88.9 million.

•	Income tax expense decreased by $23.1 million to $5.2 million.

•
Net income of $33.3 million or $0.57 per diluted Class A share compared to net income of $8.5 million or $0.14 per diluted Class A share. Net income, excluding the impact of special items, of $57.8 million or $0.98 per diluted Class A share compared to net income, excluding the impact of special items, of $38.5 million or $0.65 per diluted Class A share.

•	Cash provided by operating activities increased by $56.9 million to $199.9 million. Free cash flow increased by $53.9 million to $168.2 million.

Exhibit 99.1

1
A summary of all special items that are excluded from operating profit before special items, from net income before special items, and from earnings per diluted Class A share before special items is set forth in the Selected Financial Highlights table following the Dividend Summary in this release.

2	Free cash flow is defined as net cash provided by operating activities less cash paid for purchases of properties, plants and equipment.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Exhibit 99.1

Notable Business Highlights

Our three strategic priorities are:

1.            Invest in our people and teams to foster a strong culture of employee engagement and accountability.
2.            Deliver industry leading customer service excellence to achieve superior customer satisfaction and loyalty.
3.            Strive for and realize performance excellence, leading to enhanced free cash flow and value creation.

Our goal is to be the best performing customer service company in industrial packaging in the world. We measure and track our customer performance through two metrics: the customer satisfaction index (CSI); and Net Promoter Score (NPS). NPS measures how likely a customer is to recommend Greif as a business partner.

Our consolidated CSI tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif. Our CSI improved by roughly 2% versus the prior year quarter, with the biggest improvement recorded in the Flexible Products & Services (FPS) segment, which generated a 17% improvement versus the prior year quarter. Our expectation is that each business segment deliver CSI at a 95 score or better. Our Paper Packaging & Services (PPS) segment has consistently performed at that level for many years. Our Rigid Industrial Packaging and Services (RIPS) and FPS segments are nearing that threshold.

We are finalizing the most recent NPS survey results, which will be shared as part of our first quarter 2018 earnings release. The NPS survey being finalized will be our fifth conducted since the beginning of the Transformation initiative.

From an operational standpoint, the business delivered a solid quarter despite weather related headwinds. Our third quarter earnings call was several days after Hurricane Harvey made landfall and at that time, we had estimated a $2.5 million adverse weather impact; in actuality, the impact was $5.3 million. RIPS - our largest business segment by revenue and operating profit - bore the brunt of these headwinds, but still generated higher year-over-year sales. RIPS gross profit margin was impacted by roughly $4 million related to Hurricane Harvey, rising raw material prices and the timing of contractual pass through mechanisms that will recover in the coming quarters. PPS - which consists of two paper mills and one of the newest corrugator networks in the containerboard industry - delivered strong volumes, higher specialty sales and realized previous containerboard price increases, which all helped to offset the impact of year-over-year old corrugated container inflation. FPS - the world’s largest producer of industrial flexible intermediate bulk containers - continues to demonstrate improvement, but was impacted by a $2.7 million expense during the quarter related to legacy claims.

Fourth quarter Class A earnings per share before special items was $0.98 per share versus $0.65 per share in the prior year quarter. Earnings benefited from higher year over year sales, lower SG&A expense, lower interest expense and a significantly reduced tax rate versus the prior year quarter. For fiscal 2017, we delivered Class A earnings per share before special items of $2.95 per share, which is at the high end our guidance range. Fiscal 2017 earnings benefited from a significant reduction in the company’s anticipated annual tax expense in the fourth quarter as a result of a reduction in anticipated pretax income, the realization of tax benefits from global tax initiatives in fiscal 2017, and certain one-time tax benefits realized in the fourth quarter of 2017. Fiscal 2017 Free Cash Flow totaled $208.2 million which exceeded our guidance. Fiscal 2018 guidance is included in this press release.

The end of Fiscal 2017 concludes our three year Transformation initiative. That initiative helped to refocus Greif on the importance of customer service excellence and re-oriented our business strategy towards delivering value improvements over purely volume gains. We have emerged from the Transformation with a stronger portfolio, one that is optimized for future growth if opportunities arise that generate appropriate returns. While the Transformation may have officially concluded, optimization activities identified during the initiative will continue into 2018. Furthermore, the financial discipline underlying our Transformation will continue and full year benefits of fiscal 2017 initiatives will be realized in 2018.

Exhibit 99.1

Company Outlook
Highlights of fiscal 2018 guidance are set forth below.
Class A Earnings Per Share before Special Items            $3.25- $3.55
Free Cash Flow                             $200.0 million- $220.0 million
Note: 2018 Class A Earnings per Share guidance is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses, timberland or properties, plants and equipment, net, non-cash asset impairment charges due to unanticipated changes in the business, restructuring-related activities, non-cash pension settlement charges or acquisition costs, and the income tax effects of these items and other income tax-related events. No reconciliation of the fiscal year 2018 Class A earnings per share guidance, a non-GAAP financial measure which excludes gains and losses on the disposal of businesses, timberland and properties, plants and equipment, non-cash pension settlement charges, acquisition costs and restructuring and impairment charges is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts. A reconciliation of 2018 free cash flow guidance to forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.

Segment Results (all results compared to the fourth quarter of 2017 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products3 sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The tables below show the percentage impact of each of these items on net sales for our primary products, both including and excluding the impact of divestitures, for the fourth quarter of 2017 as compared to the fourth quarter of 2016 for the business segments with manufacturing operations:

Net Sales Impact - Primary Products	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
	%	%	%
Currency Translation	1.8%	—	3.7%
Volume	1.5%	6.0%	(4.7)%
Selling Prices and Product Mix	11.0%	12.0%	2.7%
Total Impact of Primary Products	14.3%	18.0%	1.7%

Net Sales Impact - Primary Products, Excluding Divestitures:	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
	%	%	%
Currency Translation	1.8%	—	3.7%
Volume	1.5%	6.0%	(4.7)%
Selling Prices and Product Mix	11.1%	12.0%	2.7%
Total Impact of Primary Products	14.4%	18.0%	1.7%
(3) Primary products are manufactured steel, plastic and fibre drums; intermediate bulk containers; linerboard, medium, corrugated sheets and corrugated containers; and 1&2 loop and 4 loop flexible intermediate bulk containers.

Rigid Industrial Packaging & Services
Net sales increased by $59.6 million to $662.5 million. Divestitures negatively impacted net sales by $2.5 million and foreign currency translation benefited net sales by $9.8 million. Net sales excluding divestitures and foreign currency translation increased by $52.3 million due primarily to a 11.1 percent increase in selling prices and product mix on our primary products stemming from strategic pricing decisions and increases in index prices.

Exhibit 99.1

Gross profit decreased by $12.0 million to $118.9 million due to raw material price increases and a $4.4 million impact from adverse weather events.
Operating profit decreased by $6.0 million to $24.5 million. Operating profit before special items decreased by $7.9 million to $52.5 million, due primarily to the same factors that impacted gross profit, offset by a reduction in this segment's selling, general and administrative expenses.
Paper Packaging & Services
Net sales increased by $34.0 million to $223.0 million. The increase was due primarily to an increase in volumes in our mills and CorrChoice sheet feeder network and increased sales of specialty products.
Gross profit increased by $10.0 million to $49.0 million primarily due to the same factors that impacted net sales, partially offset by a $0.5 million impact from adverse weather events and higher year over year raw material costs.
Operating profit increased by $9.0 million to $33.7 million primarily due to the same factors that impacted gross profit.
Flexible Products & Services
Net sales increased by $7.1 million to $76.2 million due primarily to strategic pricing decisions.
Gross profit increased by $0.3 million to $12.0 million due primarily to the same factors that impacted net sales above, offset by increased reserves for legacy claims.
Operating profit increased by $3.9 million to $0.3 million. Operating profit before special items increased by $0.5 million to $0.6 million primarily due to the same factors that impacted gross profit.
Land Management
Net sales decreased by $0.2 million to $6.4 million primarily due to a decrease in timber sales and a $0.4 million impact from adverse weather events.
Operating profit decreased by $0.1 million to $1.9 million. Operating profit before special items increased by $0.4 million to $1.8 million primarily due to the same factors that impacted net sales offset by a reduction in transportation costs.
Dividend Summary
On December 5, 2017, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.62 per share of Class B Common Stock. Dividends are payable on January 1, 2018, to stockholders of record at the close of business on December 18, 2017.

Investor Relations Contact:	Matt Eichmann
740-549-6067
matt.eichmann@greif.com

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
SELECTED FINANCIAL HIGHLIGHTS
UNAUDITED

	Three months ended October 31,		Twelve months ended October 31,
(in millions, except for per share amounts)	2017	2016	2017	2016
Selected Financial Highlights
Net sales	$968.1	$867.6	$3,638.2	$3,323.6
Gross profit	182.4	183.4	714.7	684.9
Gross profit margin	18.8%	21.1%	19.6%	20.6%
Operating profit	60.4	53.6	272.4	225.6
Operating profit before special items	88.9	87.0	335.0	308.3
EBITDA	89.4	83.9	382.9	345.1
EBITDA before special items	117.9	117.3	445.5	427.8
Cash provided by operating activities	199.9	143.0	305.0	301.0
Free cash flow	168.2	114.3	208.2	200.9
Net income attributable to Greif, Inc.	33.3	8.5	118.6	74.9
Diluted Class A earnings per share attributable to Greif, Inc.	$0.57	$0.14	$2.02	$1.28
Diluted Class A earnings per share attributable to Greif, Inc. before special items	$0.98	$0.65	$2.95	$2.44
Special items
Restructuring charges	$4.0	$9.0	$12.7	$26.9
Acquisition-related costs	0.7	0.1	0.7	0.2
Non-cash asset impairment charges	14.9	6.5	20.8	51.4
Non-cash pension settlement charge	1.5	—	27.1	—
Loss on disposal of properties, plants and equipment and businesses, net	7.4	17.8	1.3	4.2
Total special items	$28.5	$33.4	$62.6	$82.7
Total special items, net of tax and noncontrolling interest	24.5	30.0	54.5	68.6
Impact of total special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	$0.41	$0.51	$0.93	$1.16
	October 31, 2017	October 31, 2016
Operating working capital(4)	$327.3	$304.6
(4)Operating working capital is defined as trade accounts receivable plus inventories less accounts payable.

Exhibit 99.1

Conference Call
The Company will host a conference call to discuss the fourth quarter of 2017 results on December 7, 2017, at 8:30 a.m. Eastern Time (ET). To participate, domestic callers should call (833) 231-8265. The Greif ID is 9388796. The number for international callers is +1-(647) 689-4110. Phone lines will open at 8:00 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at http://investor.greif.com by clicking on the Events and Presentations tab and searching under the events calendar. A replay of the conference call will be available on the Company’s website approximately two hours following the call.

About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision to become the world’s best performing customer service company in industrial packaging. The Company produces steel, plastic, fibre, flexible, corrugated, and reconditioned containers, intermediate bulk containers, containerboard and packaging accessories, and provides filling, packaging and industrial packaging reconditioning services for a wide range of industries. Greif also manages timber properties in the southeastern United States. The Company is strategically positioned with production facilities in over 45 countries to serve global as well as regional customers. Additional information is on the Company’s website at www.greif.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) we may not successfully implement our business strategies, including achieving our transformation and growth objectives, (iii) our operations subject us to currency exchange and political risks that could adversely affect our results of operations, (iv) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (v) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vi) we operate in highly competitive industries, (vii) our business is sensitive to changes in industry demands, (viii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) geopolitical conditions, including direct or indirect acts of war or terrorism, could have a material adverse effect on our operations and financial results, (x) we may encounter difficulties arising from acquisitions, (xi) in connection with acquisitions or divestitures, we may become subject to liabilities, (xii) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (xiii) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition, (xiv) full realization of our deferred tax assets may be affected by a number of factors, (xv) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xvi) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xvii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xviii) our business may be adversely impacted by work stoppages and other labor relations matters, (xix) we may not successfully identify illegal immigrants in our workforce, (xx) our pension and postretirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxi) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xxii) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology (IT) and other business systems, (xxiii) a security breach of customer, employee, supplier or Company information may have a material adverse effect on our business, financial condition and results of operations, (xxiv) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxv) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxvi) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxvii) changing climate,

Exhibit 99.1

climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxviii) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxix) changes in U.S. generally accepted accounting principles (U.S. GAAP) and SEC rules and regulations could materially impact our reported results, (xxx) if the Company fails to maintain an effective system of internal control, the Company may not be able to accurately report financial results or prevent fraud, and (xxxi) the Company has a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended October 31,		Twelve months ended October 31,
(in millions, except per share amounts)	2017	2016	2017	2016
Net sales	$968.1	$867.6	$3,638.2	$3,323.6
Cost of products sold	785.7	684.2	2,923.5	2,638.7
Gross profit	182.4	183.4	714.7	684.9
Selling, general and administrative expenses	94.2	96.5	380.4	376.8
Restructuring charges	4.0	9.0	12.7	26.9
Non-cash asset impairment charges	14.9	6.5	20.8	51.4
Non-cash pension settlement charge	1.5	—	27.1	—
(Gain) loss on disposal of properties, plants and equipment, net	3.5	(0.8)	(0.4)	(10.3)
Loss on disposal of businesses, net	3.9	18.6	1.7	14.5
Operating profit	60.4	53.6	272.4	225.6
Interest expense, net	13.4	17.2	60.1	75.4
Other expense, net	3.8	1.6	12.0	9.0
Income before income tax expense and equity earnings of unconsolidated affiliates, net	43.2	34.8	200.3	141.2
Income tax expense	5.2	28.3	67.2	66.5
Equity earnings of unconsolidated affiliates, net of tax	(1.7)	—	(2.0)	(0.8)
Net income	39.7	6.5	135.1	75.5
Net (income) loss attributable to noncontrolling interests	(6.4)	2.0	(16.5)	(0.6)
Net income attributable to Greif, Inc.	$33.3	$8.5	$118.6	$74.9
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.57	$0.14	$2.02	$1.28
Class B Common Stock	$0.85	$0.22	$3.02	$1.90
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.57	$0.14	$2.02	$1.28
Class B Common Stock	$0.85	$0.22	$3.02	$1.90
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.8	25.8	25.8	25.8
Class B Common Stock	22.0	22.0	22.0	22.1
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.8	25.8	25.8	25.8
Class B Common Stock	22.0	22.0	22.0	22.1

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	October 31, 2017	October 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$142.3	$103.7
Trade accounts receivable	447.0	399.2
Inventories	279.5	277.4
Other current assets	125.7	132.0
	994.5	912.3
LONG-TERM ASSETS
Goodwill	785.4	786.4
Intangible assets	98.0	110.6
Assets held by special purpose entities	50.9	50.9
Other long-term assets	115.1	120.9
	1,049.4	1,068.8
PROPERTIES, PLANTS AND EQUIPMENT	1,188.4	1,171.9
	$3,232.3	$3,153.0
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$399.2	$372.0
Short-term borrowings	14.5	51.6
Current portion of long-term debt	15.0	—
Other current liabilities	259.2	235.6
	687.9	659.2
LONG-TERM LIABILITIES
Long-term debt	937.8	974.6
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	484.3	486.2
	1,465.4	1,504.1
REDEEMABLE NONCONTROLLING INTERESTS	31.5	31.8
EQUITY
Total Greif, Inc. equity	1,010.9	947.4
Noncontrolling interests	36.6	10.5
	1,047.5	957.9
	$3,232.3	$3,153.0

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended October 31,		Twelve months ended October 31,
(in millions)	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39.7	$6.5	$135.1	$75.5
Depreciation, depletion and amortization	31.1	31.9	120.5	127.7
Asset impairments	14.9	6.5	20.8	51.4
Pension settlement loss	1.5	—	27.1	—
Other non-cash adjustments to net income	16.1	30.7	6.2	9.8
Operating working capital changes	65.5	50.0	(30.6)	24.2
Deferred purchase price on sold receivables	35.9	25.4	5.1	5.2
Increase (decrease) in cash from changes in other assets and liabilities	(4.8)	(8.0)	20.8	7.2
Net cash provided by operating activities	199.9	143.0	305.0	301.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash acquired	—	—	—	(0.4)
Collection of subordinated note receivable	—	—	—	44.2
Purchases of properties, plants and equipment	(31.7)	(28.7)	(96.8)	(100.1)
Purchases of and investments in timber properties	(2.2)	(2.4)	(9.5)	(7.1)
Purchases of properties, plants and equipment with insurance proceeds	—	—	—	(4.4)
Proceeds from the sale of properties, plants and equipment, businesses, timberland and other assets	1.7	1.4	15.5	36.1
Proceeds on insurance recoveries	—	—	0.4	6.6
Net cash used in investing activities	(32.2)	(29.7)	(90.4)	(25.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on debt, net	(100.1)	(77.8)	(72.8)	(159.8)
Dividends paid to Greif, Inc. shareholders	(24.7)	(24.7)	(98.6)	(98.7)
Other	(0.1)	0.9	(4.2)	(14.3)
Net cash used in financing activities	(124.9)	(101.6)	(175.6)	(272.8)
Reclassification of cash to assets held for sale	5.5	—	—	—
Effects of exchange rates on cash	(0.6)	(2.3)	(0.4)	(5.6)
Net increase (decrease) in cash and cash equivalents	47.7	9.4	38.6	(2.5)
Cash and cash equivalents, beginning of period	94.6	94.3	103.7	106.2
Cash and cash equivalents, end of period	$142.3	$103.7	$142.3	$103.7

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended October 31,		Twelve months ended October 31,
(in millions)	2017	2016	2017	2016
Net sales:
Rigid Industrial Packaging & Services	$662.5	$602.9	$2,522.7	$2,324.2
Paper Packaging & Services	223.0	189.0	800.9	687.1
Flexible Products & Services	76.2	69.1	286.4	288.1
Land Management	6.4	6.6	28.2	24.2
Total net sales	$968.1	$867.6	$3,638.2	$3,323.6
Operating profit (loss):
Rigid Industrial Packaging & Services	$24.5	$30.5	$173.4	$143.9
Paper Packaging & Services	33.7	24.7	83.3	89.1
Flexible Products & Services	0.3	(3.6)	5.7	(15.5)
Land Management	1.9	2.0	10.0	8.1
Total operating profit	$60.4	$53.6	$272.4	$225.6
EBITDA(5):
Rigid Industrial Packaging & Services	$43.4	$50.3	$241.9	$223.8
Paper Packaging & Services	41.9	32.7	115.3	120.7
Flexible Products & Services	1.4	(2.3)	11.1	(11.3)
Land Management	2.7	3.2	14.6	11.9
Total EBITDA	$89.4	$83.9	$382.9	$345.1
EBITDA before special items:
Rigid Industrial Packaging & Services	$71.4	$80.2	$294.9	$293.6
Paper Packaging & Services	42.2	33.1	126.1	123.3
Flexible Products & Services	1.7	1.4	12.3	0.6
Land Management	2.6	2.6	12.2	10.3
Total EBITDA before special items	$117.9	$117.3	$445.5	$427.8
(5)EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY GEOGRAPHIC REGION
UNAUDITED

	Three months ended October 31,		Twelve months ended October 31,
(in millions)	2017	2016	2017	2016
Net sales:
United States	$473.1	$431.8	$1,779.3	$1,610.8
Europe, Middle East and Africa	351.6	302.5	1,322.4	1,208.4
Asia Pacific and other Americas	143.4	133.3	536.5	504.4
Total net sales	$968.1	$867.6	$3,638.2	$3,323.6
Gross profit:
United States	$103.7	$100.0	$380.8	$360.1
Europe, Middle East and Africa	56.3	57.9	245.8	227.3
Asia Pacific and other Americas	22.4	25.5	88.1	97.5
Total gross profit	$182.4	$183.4	$714.7	$684.9

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING WORKING CAPITAL
UNAUDITED

(in millions)	October 31, 2017	October 31, 2016
Trade accounts receivable	$447.0	$399.2
Plus: inventories	279.5	277.4
Less: accounts payable	399.2	372.0
Operating working capital	$327.3	$304.6

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED EBITDA(6)
UNAUDITED

	Three months ended October 31,		Twelve months ended October 31,
(in millions)	2017	2016	2017	2016
Net income	$39.7	$6.5	$135.1	$75.5
Plus: Interest expense, net	13.4	17.2	60.1	75.4
Plus: Income tax expense	5.2	28.3	67.2	66.5
Plus: Depreciation, depletion and amortization expense	31.1	31.9	120.5	127.7
EBITDA	$89.4	$83.9	$382.9	$345.1
Net income	$39.7	$6.5	$135.1	$75.5
Plus: Interest expense, net	13.4	17.2	60.1	75.4
Plus: Income tax expense	5.2	28.3	67.2	66.5
Plus: Other expense, net	3.8	1.6	12.0	9.0
Less: equity earnings of unconsolidated affiliates, net of tax	(1.7)	—	(2.0)	(0.8)
Operating profit	60.4	53.6	272.4	225.6
Less: Other expense, net	3.8	1.6	12.0	9.0
Less: equity earnings of unconsolidated affiliates, net of tax	(1.7)	—	(2.0)	(0.8)
Plus: Depreciation, depletion and amortization expense	31.1	31.9	120.5	127.7
EBITDA	$89.4	$83.9	$382.9	$345.1
(6) EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. As demonstrated in this table, EBITDA can also be calculated with reference to operating profit.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT EBITDA(7)
UNAUDITED

	Three months ended October 31,		Twelve months ended October 31,
(in millions)	2017	2016	2017	2016
Rigid Industrial Packaging & Services
Operating profit	$24.5	$30.5	$173.4	$143.9
Less: other expense, net	3.1	1.1	10.5	5.5
Less: equity earnings of unconsolidated affiliates, net of tax	(1.7)	—	(2.0)	(0.8)
Plus: depreciation and amortization expense	20.3	20.9	77.0	84.6
EBITDA	$43.4	$50.3	$241.9	$223.8
Restructuring charges	3.6	7.8	11.2	19.0
Acquisition-related costs	0.5	0.1	0.5	0.2
Non-cash asset impairment charges	14.9	3.5	20.5	43.3
Non-cash pension settlement charge	1.4	—	16.7	—
Loss on disposal of properties, plants, equipment, and businesses, net	7.6	18.5	4.1	7.3
EBITDA before special items	$71.4	$80.2	$294.9	$293.6
Paper Packaging & Services
Operating profit	$33.7	$24.7	$83.3	$89.1
Less: other income, net	—	—	(0.1)	—
Plus: depreciation and amortization expense	8.2	8.0	31.9	31.6
EBITDA	$41.9	$32.7	$115.3	$120.7
Restructuring charges	—	0.4	0.3	1.5
Acquisition-related costs	0.2	—	0.2	—
Non-cash asset impairment charges	—	—	—	1.5
Non-cash pension settlement charge	0.1	—	10.2	—
(Gain) loss on disposal of properties, plants, equipment, net	—	—	0.1	(0.4)
EBITDA before special items	$42.2	$33.1	$126.1	$123.3
Flexible Products & Services
Operating profit (loss)	$0.3	$(3.6)	$5.7	$(15.5)
Less: other expense, net	0.7	0.5	1.6	3.5
Plus: depreciation and amortization expense	1.8	1.8	7.0	7.7
EBITDA	$1.4	$(2.3)	$11.1	$(11.3)
Restructuring charges	0.4	0.7	1.2	6.3
Non-cash asset impairment charges	—	3.0	0.3	6.6
Non-cash pension settlement charge	—	—	0.1	—
Gain on disposal of properties, plants, equipment and businesses, net	(0.1)	—	(0.4)	(1.0)
EBITDA before special items	$1.7	$1.4	$12.3	$0.6
Land Management
Operating profit	$1.9	$2.0	$10.0	$8.1
Plus: depreciation, depletion and amortization expense	0.8	1.2	4.6	3.8
EBITDA	$2.7	$3.2	$14.6	$11.9
Restructuring charges	—	0.1	—	0.1
Non-cash pension settlement charge	—	—	0.1	—
Gain on disposal of properties, plants, equipment, net	(0.1)	(0.7)	(2.5)	(1.7)
EBITDA before special items	$2.6	$2.6	$12.2	$10.3
Consolidated EBITDA	$89.4	$83.9	$382.9	$345.1
Consolidated EBITDA before special items	$117.9	$117.3	$445.5	$427.8
(7)EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW(8)
UNAUDITED

	Three months ended October 31,		Twelve months ended October 31,
(in millions)	2017	2016	2017	2016
Net cash provided by operating activities	$199.9	$143.0	$305.0	$301.0
Cash paid for purchases of properties, plants and equipment	(31.7)	(28.7)	(96.8)	(100.1)
Free Cash Flow	$168.2	$114.3	$208.2	$200.9

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2018 GUIDANCE RECONCILIATION
FREE CASH FLOW
UNAUDITED

	Fiscal 2018 Forecast Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$300.0	$340.0
Cash paid for purchases of properties, plants and equipment	(100.0)	(120.0)
Free Cash Flow	$200.0	$220.0

(8)Free Cash Flow is defined as net cash provided by operating activities less cash paid for purchases of properties, plants and equipment.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT OPERATING PROFIT (LOSS) BEFORE SPECIAL ITEMS(9)
UNAUDITED

	Three months ended October 31,		Twelve months ended October 31,
(in millions)	2017	2016	2017	2016
Operating profit (loss):
Rigid Industrial Packaging & Services	$24.5	$30.5	$173.4	$143.9
Paper Packaging & Services	33.7	24.7	83.3	89.1
Flexible Products & Services	0.3	(3.6)	5.7	(15.5)
Land Management	1.9	2.0	10.0	8.1
Total operating profit	$60.4	$53.6	$272.4	$225.6
Restructuring charges:
Rigid Industrial Packaging & Services	$3.6	$7.8	$11.2	$19.0
Paper Packaging & Services	—	0.4	0.3	1.5
Flexible Products & Services	0.4	0.7	1.2	6.3
Land Management	—	0.1	—	0.1
Total restructuring charges	$4.0	$9.0	$12.7	$26.9
Acquisition-related costs:
Rigid Industrial Packaging & Services	$0.5	$0.1	$0.5	$0.2
Paper Packaging & Services	0.2	—	0.2	—
Total acquisition-related costs	$0.7	$0.1	$0.7	$0.2
Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	$14.9	$3.5	$20.5	$43.3
Paper Packaging & Services	—	—	—	1.5
Flexible Products & Services	—	3.0	0.3	6.6
Total non-cash asset impairment charges	$14.9	$6.5	$20.8	$51.4
Non-cash pension settlement charge:
Rigid Industrial Packaging & Services	$1.4	$—	$16.7	$—
Paper Packaging & Services	0.1	—	10.2	—
Flexible Products & Services	—	—	0.1	—
Land Management	—	—	0.1	—
Total non-cash pension settlement charge	$1.5	$—	$27.1	$—
(Gain) loss on disposal of properties, plants, equipment and businesses, net:
Rigid Industrial Packaging & Services	$7.6	$18.5	$4.1	$7.3
Paper Packaging & Services	—	—	0.1	(0.4)
Flexible Products & Services	(0.1)	—	(0.4)	(1.0)
Land Management	(0.1)	(0.7)	(2.5)	(1.7)
Total loss on disposal of properties, plants, equipment and businesses, net	$7.4	$17.8	$1.3	$4.2
Operating profit (loss) before special items:
Rigid Industrial Packaging & Services	$52.5	$60.4	$226.4	$213.7
Paper Packaging & Services	34.0	25.1	94.1	91.7
Flexible Products & Services	0.6	0.1	6.9	(3.6)
Land Management	1.8	1.4	7.6	6.5
Total operating profit before special items	$88.9	$87.0	$335.0	$308.3
(9)Operating profit (loss) before special items is defined as operating profit (loss), plus restructuring charges, plus acquisition-related costs, plus non-cash pension settlement charge, plus non-cash impairment charges, less gain on disposal of properties, plants, equipment, net.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME AND CLASS A EARNINGS PER SHARE BEFORE SPECIAL ITEMS
UNAUDITED
(Dollars in millions, except for per share amounts)

	Income before Income Tax Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax Expense (Benefit)	Equity earnings of unconsolidated affiliates	Non-Controlling Interest	Net Income Attributable to Greif, Inc.	Diluted Class A Earnings Per Share
Three months ended October 31, 2017	$43.2	$5.2	$(1.7)	$6.4	$33.3	$0.57
Loss on disposal of properties, plants, equipment and businesses, net	7.4	1.5	—	(0.1)	6.0	0.10
Restructuring charges	4.0	0.1	—	0.2	3.7	0.06
Non-cash asset impairment charges	14.9	0.1	—	—	14.8	0.25
Acquisition-related costs	0.7	0.2	—	—	0.5	0.01
Non-cash pension settlement charge	1.5	2.0	—	—	(0.5)	(0.01)
Excluding Special Items	$71.7	$9.1	$(1.7)	$6.5	$57.8	$0.98

Three months ended October 31, 2016	$34.8	$28.3	$—	$(2.0)	$8.5	$0.14
Loss on disposal of properties, plants, equipment and businesses, net	17.8	0.5	—	—	17.3	0.29
Restructuring charges	9.0	1.3	—	0.3	7.4	0.13
Non-cash asset impairment charges	6.5	(0.7)	—	1.9	5.3	0.09
Acquisition-related costs	0.1	0.1	—	—	—	—
Excluding Special Items	$68.2	$29.5	$—	$0.2	$38.5	$0.65

Twelve months ended October 31, 2017	$200.3	$67.2	$(2.0)	$16.5	$118.6	$2.02
Loss on disposal of properties, plants, equipment and businesses, net	1.3	(0.7)	—	(0.2)	2.2	0.04
Restructuring charges	12.7	(2.2)	—	0.6	14.3	0.24
Non-cash asset impairment charges	20.8	0.1	—	0.1	20.6	0.35
Acquisition-related costs	0.7	0.2	—	—	0.5	0.01
Non-cash pension settlement charge	27.1	10.2	—	—	16.9	0.29
Excluding Special Items	$262.9	$74.8	$(2.0)	$17.0	$173.1	$2.95

Twelve months ended October 31, 2016	$141.2	$66.5	$(0.8)	$0.6	$74.9	$1.28
Loss on disposal of properties, plants, equipment and businesses, net	4.2	(2.1)	—	(0.7)	7.0	0.12
Restructuring charges	26.9	4.9	—	2.9	19.1	0.33
Non-cash asset impairment charges	51.4	5.2	—	3.8	42.4	0.71
Acquisition-related costs	0.2	0.1	—	—	0.1	—
Excluding Special Items	$223.9	$74.6	$(0.8)	$6.6	$143.5	$2.44

The impact of income tax expense and non-controlling interest on each special item is calculated based on tax rates and ownership percentages specific to each applicable entity. Included in the year ended October 31, 2017 restructuring charges special item is a $4.4 million income tax charge due to a change in assertions related to unremitted foreign earnings as a result of the restructuring of our intercompany debt portfolio. The tax rate excluding the impact of special items for the fourth quarter of 2017 was 12.7 percent and in fiscal 2017 was 28.5 percent.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SELECTED FINANCIAL INFORMATION
EXCLUDING THE IMPACT OF DIVESTITURES
UNAUDITED

	Three months ended October 31,			Twelve months ended October 31,
(in millions)	2017	Impact of Divestitures	Excluding the Impact of Divestitures	2017	Impact of Divestitures	Excluding the Impact of Divestitures
Net Sales:
Rigid Industrial Packaging & Services	$662.5	$—	$662.5	$2,522.7	$1.8	$2,520.9
Paper Packaging & Services	223.0	—	223.0	800.9	—	800.9
Flexible Products & Services	76.2	—	76.2	286.4	—	286.4
Land Management	6.4	—	6.4	28.2	—	28.2
Consolidated	$968.1	$—	$968.1	$3,638.2	$1.8	$3,636.4

Gross Profit:
Rigid Industrial Packaging & Services	$118.9	$(0.4)	$119.3	$502.2	$(0.1)	$502.3
Paper Packaging & Services	49.0	—	49.0	150.9	—	150.9
Flexible Products & Services	12.0	—	12.0	51.1	—	51.1
Land Management	2.5	—	2.5	10.5	—	10.5
Consolidated	$182.4	$(0.4)	$182.8	$714.7	$(0.1)	$714.8

Operating Profit:
Rigid Industrial Packaging & Services	$24.5	$(0.6)	$25.1	$173.4	$(0.5)	$173.9
Paper Packaging & Services	33.7	—	33.7	83.3	—	83.3
Flexible Products & Services	0.3	—	0.3	5.7	—	5.7
Land Management	1.9	—	1.9	10.0	—	10.0
Consolidated	$60.4	$(0.6)	$61.0	$272.4	$(0.5)	$272.9

Operating profit before special items(10):
Rigid Industrial Packaging & Services	$52.5	$(0.5)	$53.0	$226.4	$(0.5)	$226.9
Paper Packaging & Services	34.0	—	34.0	94.1	—	94.1
Flexible Products & Services	0.6	—	0.6	6.9	—	6.9
Land Management	1.8	—	1.8	7.6	—	7.6
Consolidated	$88.9	$(0.5)	$89.4	$335.0	$(0.5)	$335.5
(10)See table contained herein entitled GAAP to Non-GAAP Reconciliation Segment Operating Profit (Loss) Before Special Items for a reconciliation of each segment’s operating profit (loss) before special items.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SELECTED FINANCIAL INFORMATION
EXCLUDING THE IMPACT OF DIVESTITURES (CONTINUED)
UNAUDITED

	Three months ended October 31,			Twelve months ended October 31,
(in millions)	2016	Impact of Divestitures	Excluding the Impact of Divestitures	2016	Impact of Divestitures	Excluding the Impact of Divestitures
Net Sales:
Rigid Industrial Packaging & Services	$602.9	$2.5	$600.4	$2,324.2	$62.4	$2,261.8
Paper Packaging & Services	189.0	—	189.0	687.1	—	687.1
Flexible Products & Services	69.1	—	69.1	288.1	6.5	281.6
Land Management	6.6	—	6.6	24.2	—	24.2
Consolidated	$867.6	$2.5	$865.1	$3,323.6	$68.9	$3,254.7

Gross Profit:
Rigid Industrial Packaging & Services	$130.9	$0.3	$130.6	$489.4	$5.3	$484.1
Paper Packaging & Services	39.0	—	39.0	144.5	—	144.5
Flexible Products & Services	11.7	—	11.7	42.0	1.1	40.9
Land Management	1.8	—	1.8	9.0	—	9.0
Consolidated	$183.4	$0.3	$183.1	$684.9	$6.4	$678.5

Operating Profit (loss):
Rigid Industrial Packaging & Services	$30.5	$(0.4)	$30.9	$143.9	$(19.2)	$163.1
Paper Packaging & Services	24.7	—	24.7	89.1	—	89.1
Flexible Products & Services	(3.6)	—	(3.6)	(15.5)	0.3	(15.8)
Land Management	2.0	—	2.0	8.1	—	8.1
Consolidated	$53.6	$(0.4)	$54.0	$225.6	$(18.9)	$244.5

Operating profit (loss) before special items(11):
Rigid Industrial Packaging & Services	$60.4	$—	$60.4	$213.7	$(1.3)	$215.0
Paper Packaging & Services	25.1	—	25.1	91.7	—	91.7
Flexible Products & Services	0.1	—	0.1	(3.6)	0.3	(3.9)
Land Management	1.4	—	1.4	6.5	—	6.5
Consolidated	$87.0	$—	$87.0	$308.3	$(1.0)	$309.3
(11)See table contained herein entitled GAAP to Non-GAAP Reconciliation Segment Operating Profit (Loss) Before Special Items for a reconciliation of each segment’s operating profit (loss) before special items.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
DIVESTITURES AND CURRENCY TRANSLATION
UNAUDITED

	Three months ended October 31,
(in millions)	2017	2016	Increase in Net Sales ($)	Increase in Net Sales (%)
Net Sales	$968.1	$867.6	$100.5	11.6%
Impact of Divestitures	—	2.5
Net Sales Excluding the Impact of Divestitures	$968.1	$865.1
Currency Translation	12.2	N/A
Net Sales Excluding the Impact of Divestitures and Currency Translation	$955.9	$865.1	$90.8	10.5%

	Twelve months ended October 31,
(in millions)	2017	2016	Increase in Net Sales ($)	Increase in Net Sales (%)
Net Sales	$3,638.2	$3,323.6	$314.6	9.5%
Impact of Divestitures	1.8	68.9
Net Sales Excluding the Impact of Divestitures	$3,636.4	$3,254.7
Currency Translation	(23.1)	N/A
Net Sales Excluding the Impact of Divestitures and Currency Translation	$3,659.5	$3,254.7	$404.8	12.4%

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
RIGID INDUSTRIAL PACKAGING & SERVICES
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
DIVESTITURES AND CURRENCY TRANSLATION
UNAUDITED

	Three months ended October 31,
(in millions)	2017	2016	Increase in Net Sales ($)	Increase in Net Sales (%)
Net Sales	$662.5	$602.9	$59.6	9.9%
Impact of Divestitures	—	2.5
Net Sales Excluding the Impact of Divestitures	$662.5	$600.4
Currency Translation	9.8	N/A
Net Sales Excluding the Impact of Divestitures and Currency Translation	$652.7	$600.4	$52.3	8.7%

	Twelve months ended October 31,
(in millions)	2017	2016	Increase in Net Sales ($)	Increase in Net Sales (%)
Net Sales	$2,522.7	$2,324.2	$198.5	8.5%
Impact of Divestitures	1.8	62.4
Net Sales Excluding the Impact of Divestitures	$2,520.9	$2,261.8
Currency Translation	(16.6)	N/A
Net Sales Excluding the Impact of Divestitures and Currency Translation	$2,537.5	$2,261.8	$275.7	12.2%

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
PRIMARY PRODUCTS(12)
NET SALES TO NET SALES EXCLUDING THE IMPACT OF DIVESTITURES
UNAUDITED

	Three months ended October 31,
(in millions)	2017	2016	Increase in Primary Products Net Sales ($)	Increase in Primary Products Net Sales (%)
Rigid Industrial Packaging & Services
Primary Products Net Sales	$590.6	$516.9
Impact of Divestitures	—	(0.7)
Primary Products Net Sales Excluding the Impact of Divestitures	$590.6	$516.2	$74.4	14.4%

Paper Packaging & Services
Primary Products Net Sales	$222.1	$188.3
Impact of Divestitures	—	—
Primary Products Net Sales Excluding the Impact of Divestitures	$222.1	$188.3	$33.8	18.0%

Flexible Products & Services
Primary Products Net Sales	$69.2	$68.1
Impact of Divestitures	—	—
Primary Products Net Sales Excluding the Impact of Divestitures	$69.2	$68.1	$1.1	1.6%
(12)Primary products are manufactured steel, plastic and fibre drums; intermediate bulk containers; linerboard, medium, corrugated sheets and corrugated containers; and 1&2 loop and 4 loop flexible intermediate bulk containers.